SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  May 22, 1998
                Date of Report (Date of earliest event reported)





                              ADVENT SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)




                                    Delaware
                         (State or other jurisdiction of
                                 incorporation)

                                     0-26994
                            (Commission File Number)

                                   94-2901952
                      (I.R.S. Employer Identification No.)

                               301 Brannan Street
                         San Francisco, California 94107
                    (Address of principal executive offices)

                                 (415) 543-7696
              (Registrant's telephone number, including area code)

Item 2.                    Acquisition or Disposition of Assets.

                  On May 22, 1998, Advent Software, Inc., a Delaware corporation (the "Registrant" or "Advent Software") acquired (the "Acquisition") certain assets of Blackbaud, Inc., a South Carolina corporation ("Blackbaud") for a total purchase price of $6,513,210 worth of Registrant's stock as priced on the date of closing.

                  In connection with the Acquisition, One Million Three Hundred Seventy-Nine Thousand Two Hundred Sixty-Eight Dollars ($1,379,268) of the consideration payable in connection with the Acquisition (the "Escrow Amount") was placed into escrow, to be held as security for any losses incurred by the Registrant in the event of certain breaches by Blackbaud of covenants, representations and warranties contained in the Asset Purchase Agreement dated May 22, 1998 by and between the Registrant, MicroEdge, Inc., a wholly-owned subsidiary of Advent ("MicroEdge") and Blackbaud. A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by this reference.

     The Acquisition will be treated as a purchase for financial accounting purposes.

Item 7.           Financial Statements and Exhibits.

                  The following financial statements and exhibits are filed as part of this report, where indicated.

         (a) Financial statements of business acquired, prepared pursuant to Rule 3.05 of Regulation S-X:

                  Not applicable.

         (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

                  Not applicable.

         (c) Exhibits in accordance with Item 601 of Regulation S-K:

                  Exhibits.

                  2.1 Asset Purchase Agreement, dated as of May 22, 1998, by and among Advent Software, Inc., a Delaware corporation, MicroEdge, Inc., a New York corporation and wholly-owned subsidiary of Advent, and Blackbaud, Inc., a South Carolina corporation.

                  4.1      Form of Declaration of Registration Rights.


                  The Registrant agrees to supplementally furnish the Securities and Exchange Commission with a copy of any other exhibits or schedules upon request.

                                INDEX TO EXHIBITS



     EXHIBIT
      NUMBER                                         DESCRIPTION


                2.1 Asset Purchase Agreement, dated as of May 22, 1998, by and among Advent Software, Inc., a Delaware corporation, MicroEdge, Inc., a New York corporation and wholly-owned subsidiary of Advent, and Blackbaud, Inc., a South Carolina corporation.

                4.1  Form of Declaration of Registration Rights.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADVENT SOFTWARE, INC.



Dated:   June 5, 1998                        By:      /s/ Stephanie G. DiMarco
                                                       ------------------------
                                                       Stephanie G. DiMarco
                                                       Chief Executive Officer

                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AND LICENSE AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of May 1998 by and between Advent Software, Inc., a Delaware corporation ("Advent"), MicroEdge, Inc., a New York corporation and a wholly-owned subsidiary of Advent (collectively, the "Buyer"), and Blackbaud, Inc., a South Carolina corporation (the "Seller").


                                    RECITALS

          WHEREAS, Seller owns certain grants-management software as set forth below; and

         WHEREAS, Seller wishes to sell or license to Buyer and Buyer wishes to purchase or license, as the case may be, from Seller, on the terms and for the consideration hereinafter provided, all of the assets, properties and intellectual property rights relating to the Grant Management Products (as defined in Section 1.2(a)) as provided herein (collectively, the "Grant-Management Product Line");

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale. Subject to the terms and conditions contained in this Agreement, Seller agrees to sell, license, assign, transfer and deliver to Buyer, as the case may be, and Buyer agrees to purchase and license, as the case may be, the assets described in Section 1.2 below on the Closing Date (as defined in Section 2.2 hereof) free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "Liens"), except as set forth on Schedule 3.9(b).

         1.2  Description  of  Acquired  Assets.  At the  Closing (as defined in
Section 2.2 hereof), Seller shall sell and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in the following:

                  (a) Grant-Management Products. The products listed on Schedule 1.2(a) attached hereto, including all of Seller's rights and ownership interest therein including all intellectual property rights to (subject to Section 1.5(a) hereunder for rights relating to the Award Software Product) (the "Grant-Management Products"), and all technical, design, development, installation, operation and maintenance information concerning the Grant-Management Products, including object code, source code (except for the source code for the Award Software Product (as defined in Schedule 1.2(a), which shall be deposited in escrow in accordance with Section 9 hereof), source documentation, source listings and annotations, engineering notebooks, test data and test results, as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution of the Grant-Management Products as well as any other computer programs developed or under development which are related to the Grant Management Products, and all copies of the Grant Management Products (including revisions and updates in process); provided, however, that all rights to the Award Grant Management Intellectual Property shall be governed by Section 1.5(a) hereunder;

     (b) Customer and Marketing Databases. All customer and marketing databases listed on Schedule 1.2(b) attached hereto (if any);

                  (c) Certain Licenses and Assigned Contracts. All written agreements, licenses, maintenance contracts, sublicenses, instruments and undertakings relating to the Grant-Management Contracts, including Seller's contract rights and any accrued or contingent claims of Seller for reimbursement or refund attached or incident thereto (the "Assigned Contracts") as set forth on Schedule 1.2(c) attached hereto; provided that (i) Buyer shall have no obligation pursuant to any Assigned Contract which by its terms requires a consent to assignment, unless and until such consent is obtained or Buyer and Seller have reached a reasonable and mutually agreeable arrangement in writing which is acceptable to Buyer with respect to such obligations in accordance with
Section 1.3 and (ii) the materials provided under this section in conjunction with the Award Grant Management Intellectual Property shall be provided subject to the limitations of Section 1.5(a);

                  (d) Trademarks, Trade Names and Brand Names. All trademarks, trade names, brand names, trade dress, product names and other identifying marks or packaging relating to the Grant Management Product Line listed on Schedule 1.2(d); and

                  (e) Seller Claims. All of Seller's claims other than accounts receivable against any parties relating to any right, property or asset included in the Acquired Assets, or against any party to an Assigned Contract, including without limitation, unliquidated rights under manufacturers' and vendors' warranties or guaranties; and

                  (f) Unearned Maintenance Revenue. All prepaid and collected maintenance revenue that is unearned as of June 30, 1998 as set forth on
Schedule 1.2(f), and all unpaid, due maintenance revenue relating to any Assigned Contract, it being agreed and understood that such unpaid, due amounts shall be forwarded to Buyer by the 15th of the month succeeding the month in which such payments are received.

It is provided, however, that with respect to those Acquired Assets (as herein defined) which are delivered to Seller by remote telecommunication or other similar method Buyer shall not take title or possession of any tangible manifestation of such Acquired Assets; and provided further that such tangible manifestations to be retained by Seller shall not represent title to intellectual property. Buyer agrees not to request to take possession of any intangible Acquired Asset by other than remote telecommunication means unless expressly agreed in writing by Seller.

The items, property and rights described in (a) through (f) above shall be collectively referred to as the "Acquired Assets."

         1.3 Consents and Third-Party Licenses. To Seller's knowledge,  Schedule
1.3 attached hereto sets forth all material consents or licenses of third parties required for Seller to sell, license, sublicense, assign or transfer the Acquired Assets to Buyer. If any material consent or license identified on
Schedule 1.3 is not obtained and the transactions contemplated hereby are consummated, Seller agrees to use its reasonable commercial efforts at Seller's cost after the Closing Date and until such consent or license is obtained and to cooperate with Buyer in any reasonable arrangement acceptable to Buyer (such as subcontracting, sublicensing or subleasing) designed to provide for Buyer all of the benefits of Seller under such Acquired Asset (including enforcement of any such agreement for the benefit of Buyer) and any and all rights of Seller arising out of the breach or cancellation of such Acquired Asset.

         1.4      Assumption of Seller's Liabilities.

                  (a) Buyer shall not assume any liabilities or obligations of Seller except for those liabilities and obligations which Buyer expressly assumed pursuant to this Section 1.4.

                  (b) Effective as of the Closing,  Buyer shall assume and agree to pay, discharge or perform, as appropriate, (i) Seller's obligations under the Assigned Contracts listed on Schedule 1.2(d) attached hereto, provided that Buyer shall not assume any Materially Varying Obligation under any Assumed Contract (although it shall assume the other obligations thereunder), and (ii) all liabilities and obligations listed on Schedule 1.4 attached hereto (collectively, the "Assumed Liabilities"). A "Materially Varying Obligation" shall refer to any obligation (including as a result of any written amendment) under an Assumed Contract: (A) which is materially different in terms of features, functions or other product commitments from those set forth in the form or forms of maintenance agreement attached hereto as Schedule 1.4(b)(x) or the form or forms of license agreement attached hereto as Schedule 1.4(b)(y), and (B) as to which there exists substantial evidence of commitment by Seller, its representative or agent.

         1.5      Intellectual Property License.

                  (a) In  conjunction  with the transfer and  assignment  of the
Acquired Assets and subject to the conditions contained herein, on the Closing Date Seller hereby grants to Buyer a perpetual, irrevocable, royalty free, worldwide, exclusive (including as against Seller and its affiliates) license solely and exclusively to the Award Grant Management Intellectual Property that relates solely and exclusively to the Award Software Product (including the right to grant sublicenses) to develop, enhance, modify and prepare derivative works of, and to use, perform, display, reproduce, have reproduced, sell and otherwise distribute, the Award Software Product and enhancements relating solely and exclusively to the Award Software Product and modifications thereof relating solely and exclusively to the Award Software Product made by or for the Buyer, including modifications delivered under the Technical Support Agreement attached hereof as Exhibit A and any other modifications produced by Seller for Buyer's benefit; provided however, that such license shall be subject to and shall not impair all existing licenses of such Award Grant Management Intellectual Property or those portions of the Award Grant Management Intellectual Property that relate to Sellers non-Award software product assets. In conjunction with the foregoing license, Seller agrees to execute, at Buyer's expense, such instruments and documents as Buyer may reasonably request. "Award Grant Management Intellectual Property" means all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by Seller or any of its employees in the course of their employment by Seller and that relate to or are used in connection with the activities of Award Software Product. Seller hereby grants a perpetual, irrevocable, royalty free, worldwide, non-exclusive license to Buyer to any Award Grant Management Intellectual Property that, while not relating solely and exclusively to the Award Software Product, is necessary to the use of the Award Software Product; provided, however, that such non-exclusive license shall not include any right in Buyer to commercially exploit in any manner such Award Grant Management Intellectual Property not solely and exclusively related to the Award Software Product in any future products developed by Buyer. Notwithstanding the foregoing, "Award Grant Management Intellectual Property" shall not include (i) that portion (if any) of the Award Grant Management Intellectual Property that contains proprietary information of Seller's customers or (ii) third party software that prohibits the transfer of such software as set forth in Schedule 1.5(a)(i) and Schedule 1.5(a)(ii), respectively. Buyer acknowledges that the Award Software Product is integrated with other intellectual property rights related to its other software programs which are not being licensed hereunder and that Buyer's license does not extend to, nor may Buyers exploit in any manner, any intellectual property which is not solely and exclusively related to the Award Software Product or the Award Grant Management Intellectual Property or is not covered in the non-exclusive license granted above.

                  (b) If Buyer obtains any proprietary information of Seller's customers as set forth in Schedule 1.5(a)(i) pursuant to this Agreement, Buyer shall hold such information confidential, refrain from using such information and deliver such information promptly to Seller.

                  (c) Seller agrees not to modify, amend or expand the provisions of any existing Award Grant Management Intellectual Property licenses without the prior consent of Buyer, which consent shall not be unreasonably withheld.

                  (d) Buyer shall have the exclusive right to bring, direct and control any action to enforce intellectual property rights for the Award Software Product. Seller shall cooperate with

Buyer, at Buyer's expense (except for the value of time of Seller's employees), in connection with any such litigation, including without limitation by joining as a party if necessary or appropriate and executing such documents as Buyer may reasonably request.

                                    ARTICLE 2

                 CONSIDERATION; CLOSING; POST-CLOSING ADJUSTMENT

         2.1      Consideration.

                  (a) Payment of Purchase Price; Assumption of Assumed Liabilities. As consideration for (i) the sale, assignment, transfer, license and delivery of the Acquired Assets by Seller to Buyer, (ii) the agreement by Seller to provide the transitional consulting services set forth in Section 6.4 hereof and (iii) the agreement by the Seller to provide development support as set forth in the Technical Support Agreement attached hereto as Exhibit A,
Buyer, on the terms and conditions set forth herein, shall (x) assume the Assumed Liabilities, (y) deliver to Seller 136,000 shares of Advent's Common Stock (the "Buyer's Shares"), and (z) subject to the satisfaction of the revenue targets set forth in Schedule 2.1(a), certain contingent payments set forth therein. Buyer shall deliver to the Escrow Agent an additional 34,000 shares of Advent's Common Stock in escrow (the "Escrow Shares") as additional consideration to be delivered in accordance with Section 7 below as security for Seller's indemnity obligations under Section 7 hereof and as security for Seller's obligations under the Technical Support Agreement.

                  (b) Adjustment of Buyer's Shares. If, between the date of this Agreement and the Closing Date, the outstanding shares of Buyer's Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock dividend, split-up, combination, exchange of shares or readjustment, the number of Buyer's Shares shall be correspondingly adjusted.

                  (c) Fractional Shares. No fractional shares of Buyer's Common Stock shall be issued, but in lieu thereof Seller shall receive from Buyer an amount of cash equal to the value of the fractional share.

         2.2      Closing.

                  (a) Date. The Closing under this Agreement (the "Closing") shall take place concurrently with the execution hereof at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 10:00 A.M. Such date on which the Closing is to be held is herein referred to as the "Closing Date."

                  (b)      Delivery.  At the Closing:

                           (i) Buyer and Seller shall enter into and deliver the Technical Support Agreement attached hereto as Exhibit A , which Technical Support Agreement will become effective upon the Closing.

                           (ii) Subject to Section 2.2(b)(v), Buyer shall deliver to Seller a certificate evidencing the Buyer's Shares, or a copy of its irrevocable letter of instruction to the Buyer's transfer agent and acknowledgment by such agent of Buyer's request for the issuance of such certificate.

                           (iii) Buyer shall deliver to Seller an instrument of assumption of liabilities in substantially the form of Exhibit B hereto by which Buyer shall assume the Assumed Liabilities as of the Closing.

                           (iv) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer all the Acquired Assets, including, without limitation, a Bill of Sale and General Assignment of Acquired Assets in substantially the from attached hereto as Exhibit C.

                           (v) Seller shall deliver to Buyer a certificate setting forth the value of any prepaid maintenance services not yet earned as provided in Schedule 1.2(g), which amount is to be paid by Seller to Buyer no later than twenty (20) business days after the date of effectiveness of a registration statement for the Buyer's shares created under the terms set forth in the Declaration of Registration Rights attached hereto as Exhibit F.
 .
                           (vi) Seller shall deliver to Buyer a Trademark Assignment in substantially the form attached hereto as Exhibit D.

                           (vii)    Seller  shall  deliver to Buyer a  Copyright
                                    Assignment   in   substantially   the   form
                                    attached hereto as Exhibit E.

                           (viii) Buyer and Seller shall enter into and deliver the Declaration of Registration Rights attached hereto as Exhibit F, which will become effective upon the Closing and will provide, among other things, that Buyer shall use commercially reasonable efforts to file a registration statement with respect to the Buyer's Shares promptly, but in any event within forty-five (45) days of Closing.

                           (ix) Buyer shall deliver to Seller evidence reasonably satisfactory to it that the shares of Buyer Common Stock issuable to the Seller pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the purchase of the Acquired Assets shall have been authorized for listing on The Nasdaq National Market upon official notice of issuance.

                           (x) Seller shall deliver to Buyer evidence satisfactory to it that the Seller has obtained the consents, approvals and waivers required from third parties relating to the Assigned Contracts so as to assign all rights of Seller thereunder to Buyer as of the Closing.

                           (xi) Seller shall deliver to Buyer a legal opinion in substantially the form attached hereto as Exhibit G from Wyrick Robbins Yates & Ponton L.L.P., legal counsel to the Company.

                           (xii) Buyer shall deliver to the Company a legal opinion in substantially the form attached hereto as Exhibit H from Wilson Sonsini Goodrich & Rosati, legal counsel to the Buyer.


                           (xiii) Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

                  (c) Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement. The officers of Seller are fully authorized in the name Seller or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

         2.3 Sales and Use Taxes. The sales, use and transfer taxes arising out of the transfer of the Acquired Assets (the "Transfer Taxes"), shall be determined at Closing based on the Allocation described in Section 2.4 and shall be paid by Buyer. To the extent permitted by law, Seller and Buyer shall cooperate fully in minimizing Transfer Taxes, which the parties hereto estimate (based on a preliminary analysis of the assets to be transferred) to be tax-exempt. To the extent a taxing authority provides notice to Seller of an audit of the Transfer Taxes, Seller shall immediately notify Buyer and Buyer and Seller shall jointly assume responsibility for such audit and each of Buyer and Seller shall pay when due 50% of any additional Transfer Taxes (plus interest and penalties) ultimately assessed with respect to the transactions contemplated by this Agreement. Buyer and Seller shall have joint authority to control, settle or defend any proposed adjustment to the Transfer Taxes and Buyer and Seller shall cooperate fully, in the defense or settlement of any proposed adjustment to Transfer Taxes.

         2.4 Allocation. The purchase and sale of the Acquired Assets is intended to constitute a taxable transaction for federal income tax purposes and the parties shall take no action inconsistent with such treatment. The Purchase Price shall be allocated as follows: 81% to purchased software, 9% to customer lists and 10% to a covenant not to compete. Each of the parties hereto agrees to report this transaction as an acquisition for state and federal tax purposes in accordance with such allocation.



                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof as follows:


         3.1 Organization of Seller. Seller is a corporation duly incorporated and validly existing under the laws of the State of South Carolina and has full corporate power and authority to carry on the business of the Grants-Management Product Line as it is now being conducted and to own the Acquired Assets. Seller is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of the Acquired Assets or the conduct of the business of the Grants-Management Product Line requires such qualification, except where the failure to so qualify or be licensed would not have a material adverse effect on the business or financial condition of the Grants- Management Products.

         3.2 Due Authorization. Seller has the corporate power and authority to execute and deliver this Agreement, and each document, instrument or agreement contemplated hereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action.

         3.3 Due Execution and Enforceability. This Agreement, and each document, instrument or agreement executed pursuant to this Agreement by Seller have been duly executed and delivered by Seller, and assuming due authorization, execution and delivery by Buyer, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

         3.4 No Conflict. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement and the performance of Seller's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the certificate of incorporation or bylaws of Seller, or, except as provided in Schedule 1.2(c), any material contract, agreement or commitment binding upon Seller or any of the Acquired Assets; and (ii) will not, to the knowledge of Seller, conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Seller or any of the Acquired Assets.

         3.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement, the License and each document, instrument and agreement executed pursuant to this Agreement.

         3.6      Proprietary Rights and Ownership.

                  (a) Ownership. Subject to Schedule 1.2(c), Seller owns or possesses licenses or other rights to exploit the Acquired Assets and the intellectual property licensed as part of the Acquired Assets (collectively referred to as "Proprietary Rights") and has the rights to sell, assign, transfer, license and deliver, as applicable, such Proprietary Rights as contemplated herein.

                  (b) No Infringement. Except (i) as set forth in Schedule 3.6 attached hereto, or (ii) to the extent that any such conflict or infringement (or assertion thereof) would not have a material adverse effect on the value of the Grants-Management Products or the Grants-Management Product Line to Buyer (a "Material Adverse Effect"), the Proprietary Rights do not conflict with or infringe, and no one has asserted to Seller that such rights conflict with or infringe, any proprietary rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Seller with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on Seller), and to the actual knowledge of Seller, none has been threatened against Seller. Except (i) as set forth in Schedule 3.6 or as limited in Section 1.5, or (ii) to the extent any such claim would not have a Material Adverse Effect, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Seller does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the design, development, manufacture, use, sale and other disposition of any or all products in the Grants-Management Product Line and services presently being used, furnished or sold in the conduct of the business of the Grants-Management Product Line as it has been and is now being conducted.

                  (c) Effective Transfer of Necessary Rights. Except as set forth in Schedules 1.3 and 3.6 by means of this Agreement, together with the documents, instruments and agreements contemplated hereby, Seller will transfer good and marketable title to all Acquired Assets and Proprietary Rights. Except as set forth in Schedules 1.3 and 3.6, by means of the license in Section 1.5, together with the documents, instruments and agreements contemplated thereby, Seller will transfer to Buyer a good and valid license to the Award Grant Management Intellectual Property and the related proprietary rights covered thereby. Except as set forth in Schedules 1.3 and 3.6 or as limited in Section 1.5, the Acquired Assets and related Proprietary Rights sold to Buyer pursuant to this Agreement, and the documents, instruments and agreements contemplated hereby and thereby, will transfer to Buyer all necessary intellectual property rights required by Buyer to conduct the business of Buyer as presently conducted.

         3.7 Contracts. Each of the Assigned Contracts referred to on Schedule 1.2(c) to this Agreement is a legal, binding and enforceable obligation by or against Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Except as set forth in Schedule 1.2(c), Seller has not breached, violated or defaulted in any material respect under, or received notice that it has breached, violated or defaulted in any material respect under, any of the terms or conditions of any agreement required to be set forth in Schedule 1.2(c). Each Assigned Contract is in full force and effect and, except as otherwise disclosed in Schedule 1.2(c), is not subject to any material default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto. Seller has obtained all material consents, waivers and approvals of parties to any Assigned Contract as are required to assign all rights and benefits thereunder to Buyer as of the Closing.

         3.8 Restrictions on Business Activities. Except on Schedule 3.8 or as provided by this Agreement, there is no agreement, commitment, judgment, injunction, order or decree binding upon Seller, the Acquired Assets or, to Seller's knowledge, any employee of Seller, which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any use by Buyer of the Acquired Assets following the Closing to the extent used in the manner generally used prior to the Closing Date.

         3.9      Title to Assets.

                  (a) Seller neither owns nor leases any real property relating to the Acquired Assets.

                  (b) Seller has good and valid title to, or, in the case of leased or licensed properties, valid leasehold interests in, or licenses to, all of the Acquired Assets, free and clear of any Liens, except as reflected in
Schedule 3.9(b).

         3.10 Share Acquisition Entirely for Own Account. This Agreement is made with Seller in reliance upon Seller's representation to Buyer, which by Seller's execution of this Agreement Seller hereby confirms, that the Buyer's Shares and the Escrow Shares to be acquired by Seller will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Buyer's Shares and the Escrow Shares.

         3.11 Reliance Upon Seller's Representations. Seller understands that the Buyer's Shares and the Escrow Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on Seller's representations set forth herein.

         3.12 Receipt of Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Buyer's Shares and the Escrow Shares. Seller further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the business, properties, prospects and financial condition of Buyer and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

         3.13 Investment Experience. Seller is experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Buyer's Shares and Escrow Shares.


         3.14 Restricted Securities. Seller understands that the Buyer's Shares and Escrow Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Buyer's Shares and Escrow Shares or an available exemption from registration under the Securities Act, the Buyer's Shares and Escrow Shares must be held indefinitely. To the extent applicable, each certificate or other document evidencing any of the Buyer's Shares and Escrow Shares shall be endorsed with the following restrictive legend:

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF, OR EXEMPTION THEREUNDER, UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT."

                  Seller covenants that, except to the extent such restrictions are waived by Buyer, Seller shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in such legend. Seller may sell the Buyer's Shares and Escrow Shares in compliance with Rule 144 promulgated under the Securities Act without providing Buyer or any of its representatives an opinion of counsel regarding such sale and with an opinion of counsel in reliance on any other exemption. Seller agrees-to provide Buyer with notice of any sale of Buyer's Shares and Escrow Shares no later than immediately prior to placing an order with a broker or, if not sold through a broker, at the time of closing an agreement to sell Buyer's Shares and Escrow Shares, and, to the extent practicable, Seller will use its best efforts to provide Buyer 48 hours advance notice of any such sale.

         3.15 Information Supplied. Seller has made available to Buyer all information reasonably requested by Buyer. To Seller's knowledge, Seller has disclosed to Buyer all information in Seller's possession related to the Grant Management Product Line that Seller believes is material to the Grant Management Products and that is not otherwise publicly available.

         3.16 Taxes. To the extent a failure to do so would adversely affect Buyer, the Acquired Assets or Buyer's use of the Acquired Assets, (i) Seller has timely filed within the time the period for filing or any extension granted with respect thereto, all federal, state, local and foreign tax returns, reports and estimates ("Returns") which it is required to file relating or pertaining to any and all taxes attributable to or levied upon the Acquired Assets and such Returns are true and correct, and (ii) paid any and all taxes it is required to pay in connection with the taxable periods to which such Returns relate. There are (and immediately following the Closing there will be) no liens or similar encumbrances on the Acquired Assets relating or pertaining to taxes, except with respect to taxes not yet due and payable. Seller has no knowledge of any basis for the assertion of any claims which, if adversely determined, would result in a lien or other encumbrance relating or pertaining to taxes on the Acquired Assets.

         3.17 Brokers' or Finders' Fees. Seller is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement, the nonpayment of which could result in the placement of a lien or other encumbrance on the Acquired Assets, or a claim against Buyer or its Affiliates.

         3.18 Representations Complete. To the best knowledge of the Company, none of the representations or warranties made by the Company, nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the date hereof:

         4.1 Organization of Buyer. Buyer is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

         4.2 Due Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement and each document, instrument or agreement contemplated hereby, including but not limited to the documents and instruments to be delivered by it at the closing, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action.

         4.3 Due Execution and Enforceability. This Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer, including but not limited to the License, have been duly executed and delivered by Buyer, and assuming due authorization, execution and delivery by Seller, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer, including but not limited to the License, constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.


         4.4 No Conflict. The execution and delivery of this Agreement and each document, instrument or agreement executed pursuant to this Agreement, and the performance of Buyer's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the articles of incorporation or bylaws of Buyer, or any material contract, agreement or commitment binding upon Buyer or any of its assets or properties; and (ii) will not, to the knowledge of Buyer, conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Buyer or any of its assets or properties.

         4.5 Consents and Approvals of Governmental Authorities. No consent, approvals or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and each document, instrument and agreement executed pursuant to this Agreement.

         4.6 SEC Documents. Buyer has made available to Seller a true and complete copy of Buyer's Form 10-K for the year ended December 31, 1997, and any other statement, report, registration statement or definitive proxy statement filed by Buyer with the SEC since December 31, 1997 to the Closing Date (the "Buyer SEC Documents"). As of their respective filing dates, Buyer has made all necessary SEC filings, the Buyer SEC Documents comply or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Buyer at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Buyer accounting policies except as described in the notes to the Buyer Financial Statements. To Buyer's knowledge, since the most recent filing of Buyer SEC Documents, there have been no material adverse events which have occurred with respect to the Buyer.

         4.7 Shares of Common Stock. The shares of Buyer's Common Stock, when issued and delivered to Seller or the Escrow Agent in accordance with this
Agreement,   will  be  duly   authorized,   validly   issued,   fully  paid  and
nonassessable.

         4.8 Brokers' or Finders' Fees. Buyer is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement, the nonpayment of which could result in the placement of a lien or other encumbrance on the Acquired Assets, or a claim against Buyer or its affiliates.


                                    ARTICLE 5

                         CERTAIN POST-CLOSING COVENANTS

         5.1 Good Faith; Further Assurances. Each party, upon the request of the other party from time to time after Closing, shall execute and deliver, and use their reasonable efforts to cause other persons to execute and deliver, to the other party all such further documents and instruments, and will do or use their reasonable efforts to cause to be done such other acts, as either party may reasonably request more completely to consummate and make effective the transactions contemplated hereby. After the Closing Date, Seller shall endeavor in good faith to provide, consistent with any contractual limitations, the information required by Buyer necessary to understand and enforce the rights it may have with respect to intellectual property under the Assigned Contracts.

     5.2 Performance of Materially Varying Obligations. Seller shall perform all Materially Varying Obligations to the reasonable satisfaction of Buyer.

         5.3 Grant Management Product Support. Seller shall provide, for a period of up to eight (8) months following the Closing telephone customer support with the transition of the business of Grant-Management Product Line to Buyer. Such support calls received by Buyer will be transferred to Seller for response. Additionally, Seller will train buyer's staff to provide customer support; provided, however, Buyer will pay all travel expenses related to such training by Seller. If after the initial eight (8) month period, described above, Buyer continues to require Seller to respond to such support calls, Buyer will pay Seller a penalty of $33,333 per month for one (1) additional month of support.

         5.4 Qualified Leads. Buyer and Seller agree to provide each other with qualified leads for their respective businesses. A finder's fee equal to ten percent (10%) of the initial license fees generated out of a referral from a particular party will be awarded to such party upon collection of such fees. Each party agrees that fifty percent (50%) of such finders fee will be paid to the employee or employees who generated the qualified lead.

         5.5      Confidentiality.

                  (a) Confidentiality Between the Parties. For a period of up to two years following the Closing, Seller may disclose to Buyer information concerning the business, properties and personnel of the Grants-Management Products or of Seller. All such information, to the extent it would constitute Confidential Information under that certain Advent Non-Disclosure Agreement dated as of March 12, 1998 (the "Non-Disclosure Agreement"), shall be governed by the terms of the Non-Disclosure Agreement. Buyer's obligation with respect to such Confidential Information as provided in the Non-Disclosure Agreement shall continue for a period of two years following the dates of disclosure of such Confidential Information.

                  (b) Non-Disclosure of Information. For two years from the date hereof, Seller shall not disclose to any party for the purpose of assisting such party to manufacture or sell Grant Management Products, any of the information regarding the Grants-Management Product Line that Seller has heretofore maintained as confidential or proprietary; provided, however that Seller shall not be required to treat as confidential or proprietary any information which has become publicly known and generally available through no wrongful act of Seller or which is required to be disclosed by Seller by law after making commercially reasonable efforts to avoid such disclosure allowed by law.

         5.6 Non-Solicitation. Buyer shall not, for a period of two years following the Closing, solicit the employment of any Seller employee.


                                    ARTICLE 6

                                 NON-COMPETITION

         6.1 Agreement by Seller. From and after the Closing Date, neither Seller nor any of its more than 50% owned subsidiaries, or similarly controlled entities, shall, during the period commencing on the Closing Date and ending on the completion of the tenth (10th) full year after the Closing Date:

                  (a) Develop, distribute, manufacture, sell or design, products performing functions similar to the Grants-Management Product Line, or relating to management of charitable grants or awards more generally, or grant licenses with the purpose of assisting a third party to do any of the foregoing;

                  (b) Invest in or acquire any company the majority of whose revenues are derived from the sale of Grants-Management Products if Seller's aggregate holdings would exceed two percent (2%) of the outstanding voting securities of such company as to a publicly-traded company, or five percent (5%) as to a private company; and

                  (c) Except as Buyer may allow, permit an employee of Seller on behalf of Seller to serve on the board of directors of any business entity the majority of whose revenues are derived from the sale of Grants-Management Products.

Notwithstanding the foregoing, Seller shall at any time after the fifth anniversary of the Closing Date be entitled to acquire a company that derives less than 50% of its revenues from the sale of Grants-Management Products. This covenant not to compete shall terminate immediately and automatically in the event that the Buyer shall no longer engage in any business in the commercial market for the Grants-Management Products.

         6.2 Agreement by Buyer. Buyer shall not acquire or develop a software product to be used primarily in the fundraising or fund accounting business in the United States, or a company which has developed such a product, for a period of three years from the Closing Date. After the third anniversary of the Closing Date, Buyer may acquire a company which licenses, owns or is developing such a product or products, so long as such product or products do not account for more than 50% of such company's revenues. After the third anniversary of the Closing Date, Buyer shall have no such restriction.


                                    ARTICLE 7

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; ESCROW

         7.1 Survival of Representations and Warranties. All of Buyer's and Seller's representations, warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by Seller's disclosure schedules) shall survive the Closing and continue until 5:00 p.m., California time until the date which is fifteen (15) months following the date of this Agreement (the "Expiration Date"). Covenants and agreements hereunder shall survive the Closing Date.

         7.2 Indemnification by Seller. Except as otherwise expressly provided in this Article 7, Seller shall defend, indemnify and hold harmless each of Buyer and its directors, officers and affiliates (collectively, "Seller Indemnitees"), and shall reimburse Seller Indemnitees, for, from and against each and every claim, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Loss" or "Losses") imposed on or incurred by Seller Indemnitees resulting from or arising out of (including without limitation, resulting from or arising out of any claim made by any third party) a breach of Seller's representations, warranties or covenants in this Agreement.

         7.3 Indemnification by Buyer. Except as otherwise expressly provided in this Article 7, Buyer shall defend, indemnify and hold harmless each of Seller and its directors, officers and affiliates (collectively, "Buyer Indemnitees"), and shall reimburse Buyer Indemnitees, for, from and against each and every Loss imposed on or incurred by Buyer Indemnitees resulting from or arising out of (including without limitation, resulting from or arising out of any claim made by any third party) a breach of Buyer's representations, warranties or covenants in this Agreement.

         7.4 Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted under this Article 7 against any Seller Indemnitee or Buyer Indemnitee (each an "Indemnified Person") in respect of any claim by a third party for which indemnity may be sought under this Article 7 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that (A) it is prejudiced by reason of such delay or failure, or (B) the Indemnified Person fails to give notice of its claim. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within thirty (30) days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the good faith defense of such action, claim or proceeding for the account of and at the expense of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 7 to the contrary notwithstanding, (a) the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person, and (b) the Indemnified Party shall not settle or compromise any action or claim or consent to the entry of any judgment, except where the Indemnifying Person has failed to assume the defense of such action or claim, and then only with the prior consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person.

         7.5 Limitation of Remedies. Each of Buyer and Seller acknowledges and agrees that absent fraud its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification and (only in the case of Buyer) the escrow provisions set forth in this Article 7. In furtherance of the foregoing, each of Buyer and Seller hereby waives, absent fraud by the other, any and all rights, claims and causes of action it may have against the other arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such relating to environmental matters or arising under or based upon common law or otherwise).

         7.6 Minimum;  Maximum.  Notwithstanding  the other  provisions  of this
Article 7 and absent fraud, neither party shall be required to indemnify the other unless all claims individually or in the aggregate of one party for indemnification, either actual or reasonably estimable, exceed a minimum amount of $50,000. If the claims of one party exceed such minimum, that party may seek indemnification for its entire claim, including such minimum amount. Notwithstanding the other provisions of this Article 7 and absent fraud, the maximum amount payable by Seller for all claims of indemnification shall consist of the value of 34,000 shares on the Closing Date plus the value of all shares released from escrow to settle claims under the Technical Support Agreement), and the maximum amount payable by Buyer for all claims of indemnification other than for failure to deliver the Buyer shares and the Escrow Shares in connection with the Closing shall consist of the value of 34,000 shares on the Closing Date.

         7.7      Escrow Arrangements.

                  (a) Escrow Fund. Within one business day of the Closing, Buyer shall deposit into an escrow account (the "Escrow Account"), in respect of a portion of the purchase price, 34,000 Shares of Buyer Common Stock (i) to be released in accordance with the terms hereof and of the Technical Support Agreement and (ii) as partial security for the indemnity obligations of Seller hereunder. The Escrow Amount will be deposited with U.S. Bank Trust National Association (or other institution acceptable to Buyer and Seller) as Escrow
Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Buyer's cost and expense. The Escrow Fund shall be available as security for the indemnity obligations of Seller set forth in this Article 7 and for security for Seller's breaches as defined in the Technical Support Agreement and shall constitute
Buyer's initial remedy with respect to such indemnity obligations and such breaches. Buyer may not receive any funds from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Buyer may recover from the Escrow Fund the total of its Losses, including the first $50,000.

                  (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., California time, on the fifteen (15) month anniversary of the Closing Date (the "Escrow Period") and the Escrow Agent shall endorse such shares in blank and deliver such shares immediately to Seller; provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Buyer, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided in Section 7.7(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent in good faith prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such claims.

                  (c) Protection and Investment of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                  (d)      Claims Upon Escrow Fund.

                           (i)      With respect to claims of Losses under
Section 7.2, upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate"): (A) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (C) specifying the requested total amount to be delivered by the Escrow Agent to Buyer utilizing the formulas set forth below, the Escrow Agent shall, subject to the provisions of Section 7.7(e) hereof, deliver to Buyer out of the Escrow Fund, as promptly as practicable, an amount held in the Escrow Fund equal to such Losses, based upon the value of the Escrow Shares as determined by the closing price as listed in the Wall Street Journal of Buyer Common Stock on the date of delivery to the Escrow Agent of the Officer's Certificate describing such Losses and as rounded to the nearest whole share.

                           (ii)     With respect to claims under Section
7.7(a)(i), upon receipt by the Escrow Agent of an Officer's Certificate (A) stating that Seller has breached the provisions of this Section and the Support Agreement, (B) specifying in reasonable detail the nature of such breach, and
(C) specifying the requested total amount to be delivered by the Escrow Agent to Buyer utilizing the formulas set forth in this section, the Escrow Agent shall, subject to the provisions of Section 7.7(e), deliver to Buyer out of the Escrow Fund, as promptly as practicable, an amount determined by the following formula:
(I) If corrections of each category of defect set forth below are not made in the number of business days after Advent reports such defect to Blackbaud set forth opposite such category, the Escrow Agent shall deliver to Buyer shares from the Escrow Fund having a value equal to the number of licenses impacted by the defect as determined by a report, whether oral, written, or by e-mail, from a licensee multiplied by 20% of the license fee paid by such impacted licensees as rounded to the nearest whole share:

         Low Status Defects                          24 business days
         Medium Status Defects                       33 business days
         High Status Defects                         31 business days
         Critical Status Defects                     13 business days

                           (iii) In addition, if corrections of each category of
defect set forth below are
still not made in the number of business days (cumulative from the date Advent reports such defect to Blackbaud, rather than incremental) set forth opposite such category, the Escrow Agent, upon receipt of a new Officer's Certificate setting forth the same informational requirements listed above in Section 7.7(d)(i), shall also deliver to Buyer additional shares from the Escrow Fund having a value equal to the number of licenses impacted and reported by Licensees by the defect multiplied by 20% of the license fee paid by such impacted licensees (it being understood that such additional penalty shall bring the total cumulative penalty to 40% of the licensee fee paid by the impacted customers, and that having such defects outstanding during the period triggering such additional penalty shall be referred to herein as the "Extra Penalty Phase") as rounded to the nearest whole share:

         High Status Defects                         36 business days
         Critical Status Defects                     18 business days

                           (iv) For purposes of this  Section,  defect is deemed
to be closed when Seller
sends a correction to any customer reporting a defect. Buyers acknowledged that defects which are not related to Seller software such as defects resulting from a combination of the software interacting with specific hardware, operating systems, network systems, etc. are not defects for which claims will be made under the Escrow Agreement.

                  (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to Seller and for a period of ten (10) days after actual receipt by seller of such certificate, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 7.7(d) hereof unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such ten (10) day period, the Escrow Agent shall make delivery of funds from the Escrow Fund in accordance with Section 7.7(d) hereof, provided that no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such ten (10) day period.

                  (f)      Resolution of Conflicts; Arbitration.

                           (i)      In case Seller shall so object in writing to
any claim or claims made in any Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                           (ii) If no such  agreement  can be reached after good
faith negotiation, either
Buyer or Seller may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.7(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           (iii)     Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.7(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the arbitrator shall have the discretion to name one party the Non-Prevailing Party. In the event one party is designated the Non-Prevailing Party to an arbitration, that party shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. In the event a Non-Prevailing Party is not designated, each party shall bear its own expenses and the remaining costs and expenses shall be split evenly between the parties.

                  (g) Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in any defense of such claim.

Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of Seller, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Buyer against the Escrow Fund with respect to such settlement.

                  (h)      Escrow Agent's Duties.

                           (i)      The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and Seller, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                           (ii) The Escrow Agent is hereby expressly  authorized
to comply with and
obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (iii)  The  Escrow  Agent  shall not be liable in any
respect on account of the
identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           (iv)     The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v)      In performing any duties under the Agreement
, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (vi) If any controversy arises between the parties to
this Agreement, or with
any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and Escrow Fund, and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and amounts held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           (vii) The parties and their respective successors and
assigns agree jointly
and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                           (viii) The  Escrow  Agent may resign at any time upon
giving at least thirty
(30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                  (i) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the

Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Buyer promises to pay these sums upon demand.


                                    ARTICLE 8

                               SOURCE CODE ESCROW

         Within three business days of Closing, Buyer shall deposit into a source code escrow (the "Source Code Escrow") the source code and supporting documentation for the Award Grant Management Software as set forth in Section 1.5(a), including all technical, design, installation, operation and maintenance information (if any) concerning the Award Software Product, including object code, source code, test data and test results and updates of the above as they become available, as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution of the Award Software Product unless otherwise previously provided to Buyer pursuant to Sections 1.2(a) and 1.5(a), (collectively, the "Award Source Code"). The Source Code Escrow shall be in existence immediately following the Closing and shall terminate at 5:00 p.m. California time on the fifteen (15) month anniversary of the Closing Date and shall be governed by the provisions of the Source Code Escrow Agreement attached hereto as Exhibit I. Upon termination of the Source Code Escrow, the Award Source code shall be released from escrow and returned to Seller, unless it has been previously released to Buyer in accordance with the terms of this Article 8. The Award Source Code will be released from the Source Code Escrow to Buyer upon receipt by Escrow Agent of a certificate signed by any officer of Buyer (an "Escrow Officer's Certificate") stating that one of the following two conditions has occurred: (i) an aggregate of three or more High Status Defects and/or Critical Status Defects (as such terms are defined in the Technical Support Agreement) are simultaneously outstanding in the Extra Penalty Phase, or (ii) any one High Status Defect or Critical Status Defect is outstanding for, and unresolved after, 60 days. At the time of delivery of any Escrow Officer's Certificate, a duplicate copy of such certificate shall be delivered to Seller and for a period of ten (10) days after receipt by Seller, the Escrow Agent shall make no delivery to Buyer of the Award Source Code unless the Escrow Agent shall have received written authorization from Seller to make such delivery. Any such dispute under this Article 8 shall be handled in accordance with the arbitration provisions of Section 7.7(f). The fees of the Escrow Agent for the performance of its duties hereunder shall be paid by Buyer.

                                    ARTICLE 9

                               PAYMENT OF EXPENSES

         Except as specifically set forth otherwise in this Agreement, each of Buyer and Seller shall each pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).


                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

         10.1     Termination.  This Agreement may be terminated at any time
                  -----------
 prior to the Closing Date:

                  (a)      by mutual written consent of Seller and Buyer; or

                  (b) by either Buyer or Seller if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to this Agreement by any governmental authority which would make consummation of such transactions illegal.

         10.2 Effect of Termination. In the event of termination of this Agreement by either Seller or Buyer as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as set forth in Section 5.1 and Article 9.

         10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


         10.4 Extension; Waiver. At any time prior to the Closing Date, Buyer or Seller, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made by the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                                     GENERAL

         11.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by overnight courier service, as follows:

                  Buyer:                    Advent Software, Inc.
                                            301 Brannan Street
                                            San Francisco, California 94107
                                            Attention:  Irv Lichtenwald
                                            Telephone No.: (415) 543-7696
                                            Facsimile No.:  (415) 777-0794

                  with a copy to:           Wilson, Sonsini, Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                            Attention:  Mark A. Bertelsen
                                            Telephone No.: (650) 493-9300
                                            Facsimile No.:  (650) 493-6811

                  Seller:                   Blackbaud, Inc
                                            4401 Belle Oaks Drive
                                            Charleston, SC  29405-8530
                                            Attention:  Tim Smith
                                            Telephone No.:  (803) 740-5400
                                            Facsimile No.:  (803) 740-5412

                  with a copy to:           Wyrick Robbins Yates & Ponton L.L.P.
                                            4101 Lake Boone Trail, Suite 300
                                            Raleigh, NC  27607
                                            Attention:  Larry E. Robbins
                                            Telephone No.:  (919) 781-4000
                                            Facsimile No.:  (919) 781-4865

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid. Any such notice shall be deemed given when delivered personally, four days after being sent certified mail, postage prepaid, or the next business day if delivered by telecopy or overnight courier service.

         11.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         11.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         11.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement, except that Buyer may assign this Agreement, the License and any document, instrument or agreement executed pursuant to this Agreement to a successor to substantially all of its business in connection with a change in the jurisdiction of incorporation of Buyer.

         11.5 Merger. Except as set forth in the License and the other documents, instruments or agreements executed in connection with this Agreement, this Agreement and the schedules referred to herein (a) set forth the entire understanding between the parties, (b) supersede all previous written or oral negotiations, commitments, understandings and agreements relating to the subject matter hereof (except the agreements regarding confidential information referred to in Section 5.4 hereof) and (c) merge all prior and contemporaneous discussions between the parties relating to the subject matter hereof. No party shall be bound by any definition, condition, representation, warranty or covenant or provision other than as contained herein or contemplated hereby.

         11.6 Bulk Sales. The parties hereto agree that the transactions contemplated hereby are not subject to the bulk transfer provisions of the California Commercial Code.

         11.7 Incorporation of Schedules. All schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.8 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the parties have each signed this Agreement, all as of the date first above written.

                                                     ADVENT SOFTWARE, INC.

                                                     By:

                                                     Name:

                                                     Title:


                                 MICROEDGE, INC.

                                                     By:

                                                     Name:

                                                     Title:


                                 BLACKBAUD, INC.

                                                     By:

                                                     Name:

                                                     Title:


                                  ESCROW AGENT

                                                     By:

                                                     Name:

                                                     Title:

                  [Signature Page to Asset Purchase Agreement]

                                                                      EXHIBIT A

                           Technical Support Agreement

         Advent Software, Inc., a Delaware corporation ("Advent"), MicroEdge, Inc., a New York corporation and a wholly-owned subsidiary of Advent (collectively, the "Buyer"), and Blackbaud, Inc., a South Carolina corporation ("Seller") agree as follows, effective as of this 22nd day of May, 1998:

         Seller shall be responsible for responding to customers of Buyer that report defects in the current version of Award(TM) ("Award") during the period of fifteen (15) months from the date hereof (the "Support Period"); provided, however, that Seller will not be obligated to add, enhance or otherwise change any functionality that exists in the then-current working version of Award unless necessary to correct or work around a defect.

         Response to customer reports of defects in Award will be made in the following order:

         1.       Buyer  Customer  Support will first  attempt to replicate  the
                  defect.   The  defect  must  be  replicated  in  order  to  be
                  identified as a valid defect.

         2. Buyer Customer Support and Seller Product Development will agree upon classification of the defect according to the following categories of severity:

                  Low/Cosmetic Status Defects

                  Defects involving a visual inconsistency or design flaw, including defects in which the functionality of the system may be affected but not compromised. Examples are typographical errors, color/graphic inconsistencies, Windows(TM) commands that respond to keyboard but not mouse.

                  Medium Status Defects

                  Defects resulting in incorrect functionality that may interrupt a task but that cause no damage to the system or data. For example, activating the "Print" command instead cancels the print process, but the data remains intact and the system continues to operate.

                  High Status Defects

                  Defects that threaten the integrity of the software or data and/or cause erroneous results. Examples are run time errors, incorrect calculations, or errors in core functionality.

                  Critical Status Defects

                  Defects that destroy or corrupt data, or incapacitate core functionality, e.g., database corruption.

         3. Seller will allocate programming resources to correct defects based on the classifications defined above in order of importance. For example, Critical Status Defects take precedence over all others; other defects follow in order of severity.

         4. Seller will be deemed to have corrected a defect at the time the correction is received by any Licensee reporting a defect.

         If a defect classified as high or critical will take several days to correct, Seller will regularly report progress to Buyer Customer Support. These support personnel can then relate the appropriate status message to the customer. In these cases, Seller/Buyer staff may offer workarounds where applicable. During the Support Period, Seller will maintain (a) two programmers responsible for the technical maintenance of Award and (b) a product support manager who will be the customer support contact point for Seller and will be responsible for Seller's customer support of Award.

         Buyer acknowledges that defects often result not from software but from a combination of the software interacting with specific hardware, operating systems, network systems, etc., and that Seller does not guaranty the correction of defects.

         IN WITNESS WHEREOF, this Technical Support Agreement has been executed effective as of the date first set forth above:



                                                        ADVENT SOFTWARE, INC.

                                                        By:

                                                        Name:

                                                        Title:



                                                        BLACKBAUD, INC.

                                                        By:

                                                        Name:

                                                        Title:



                                                        MICROEDGE, INC.

                                                        By:

                                                        Name:

                                                        Title:









                 [Signature Page to Technical Support Agreement]

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              ADVENT SOFTWARE, INC.

                                 MICROEDGE, INC.

                                       AND

                                 BLACKBAUD, INC.


                            Dated as of May 22, 1998

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1 - PURCHASE AND SALE OF ASSETS........................................1

         1.1      Purchase and Sale............................................1
         1.2      Description of Acquired Assets...............................1
         1.3      Consents and Third-Party Licenses............................3
         1.4      Assumption of Seller's Liabilities...........................3
         1.5      Intellectual Property License................................3

ARTICLE 2 - CONSIDERATION; CLOSING; POST-CLOSING ADJUSTMENT....................5

         2.1      Consideration................................................5
         2.2      Closing......................................................5
         2.3      Sales and Use Taxes..........................................7
         2.4      Allocation...................................................8

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER...........................8

         3.1      Organization of Seller.......................................8
         3.2      Due Authorization............................................8
         3.3      Due Execution and Enforceability.............................8
         3.4      No Conflict..................................................8
         3.5      Consents and Approvals of Governmental Authorities...........9
         3.6      Proprietary Rights and Ownership.............................9
         3.7      Contracts...................................................10
         3.8      Restrictions on Business Activities.........................10
         3.9      Title to Assets.............................................10
         3.10     Share Acquisition Entirely for Own Account..................10
         3.11     Reliance Upon Seller's Representations......................11
         3.12     Receipt of Information......................................11
         3.13     Investment Experience.......................................11
         3.14     Restricted Securities.......................................11
         3.15     Information Supplied........................................12
         3.16     Taxes.......................................................12
         3.17     Brokers' or Finders' Fees...................................12
         3.18     Representations Complete....................................12

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BUYER...........................12

         4.1      Organization of Buyer.......................................13
         4.2      Due Authorization...........................................13
         4.3      Due Execution and Enforceability............................13
         4.4      No Conflict.................................................13
         4.5      Consents and Approvals of Governmental Authorities..........13
         4.6      SEC Documents...............................................13
         4.7      Shares of Common Stock......................................14
         4.8      Brokers' or Finders' Fees...................................14

ARTICLE 5 - CERTAIN POST-CLOSING COVENANTS....................................14

         5.1      Good Faith; Further Assurances..............................14
         5.2      Performance of Materially Varying Obligations...............15
         5.3      Grant Management Product Support............................15
         5.4      Qualified Leads.............................................15
         5.5      Confidentiality.............................................15
         5.6      Non-Solicitation............................................15

ARTICLE 6 - NON-COMPETITION...................................................16

         6.1      Agreement by Seller.........................................16
         6.2      Agreement by Buyer..........................................16

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNITY; ESCROW ...................................................17

         7.1      Survival of Representations and Warranties..................17
         7.2      Indemnification by Seller...................................17
         7.3      Indemnification by Buyer....................................17
         7.4      Notice and Defense of Third-Party Claims....................17
         7.5      Limitation of Remedies......................................18
         7.6      Minimum; Maximum............................................18
         7.7      Escrow Arrangements.........................................18

ARTICLE 8 - SOURCE CODE ESCROW................................................24

ARTICLE 9 - PAYMENT OF EXPENSES...............................................25

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page



ARTICLE 10 - TERMINATION, AMENDMENT AND WAIVER................................25

         10.1     Termination.................................................25
         10.2     Effect of Termination.......................................25
         10.3     Amendment...................................................26
         10.4     Extension; Waiver...........................................26

ARTICLE 11 - GENERAL..........................................................26

         11.1     Notices.....................................................26
         11.2     Headings....................................................27
         11.3     Counterparts................................................27
         11.4     Binding Nature..............................................27
         11.5     Merger......................................................27
         11.6     Bulk Sales..................................................27
         11.7     Incorporation of Schedules..................................27
         11.8     Applicable Law..............................................28

                                    SCHEDULES


Schedule 1.2(a)   Grant Management Products
Schedule 1.2(b)   Customer and Marketing Databases
Schedule 1.2(c)   Certain Licenses and Assigned Contracts
Schedule 1.2(d)   Trademarks, Trade Names and Brand Names
Schedule 1.2(f)   Unearned Maintenance Revenue
Schedule 1.3               Third Party Consents and Licenses
Schedule 1.4               Assumed Liabilities
Schedule 1.5(a)   Intellectual Property Not Related to Award Software Product
Schedule 1.5(a)(i)         Proprietary Customer Information
Schedule 1.5(a)(ii)        Third Party Software Prohibitions
Schedule 3.6               Proprietary Rights and Ownership
Schedule 3.8               Restrictions on Business Activities
Schedule 3.9(b)   Title to Assets


                                    EXHIBITS

Exhibit A                  Technical Support Agreement
Exhibit B                  Assignment and Assumption Agreement
Exhibit C                  Bill of Sale and General Assignment of Assets
Exhibit D                  Assignment of Trademarks
Exhibit E                  Assignment of Copyrights
Exhibit F                  Declaration of Registration Rights
Exhibit G                  Form of Opinion of Counsel to Seller
Exhibit H                  Form of Opinion of Counsel to Buyer
Exhibit I                  Source Code Escrow Agreement

                                                                     EXHIBIT 4.1




                              ADVENT SOFTWARE, INC.

                       DECLARATION OF REGISTRATION RIGHTS


         This Declaration of Registration Rights ("Declaration") is made as of the Closing Date (as defined in the Agreement) by Advent Software, Inc., a Delaware corporation ("Buyer"), for the benefit of Blackbaud, Inc., a South Carolina corporation (the "Seller"), acquiring shares of Common Stock of Buyer pursuant to that certain Asset Purchase Agreement dated as of May [22], 1998 (the "Agreement"), between Buyer and the Company.

         1.       Definitions.  As used in this Declaration:

                  a. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  b. "Securities Act" means the Securities Act of 1933, as amended.

                  c. "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Buyer with the Commission.

                  d. "Holder" means: (i) Seller, for so long as such holder continues to hold such shares, or (ii) a transferee of Registrable Securities by a Holder, to whom registration rights under this Declaration are assigned pursuant to Section 9 of this Declaration.

                  e. "Registrable Securities" means for each Holder the shares of Buyer Common Stock issued to such Holder pursuant to the Agreement, together with all other shares of Buyer Common Stock issued in respect thereof (by way of stock split, dividend or otherwise), and for all Holders the aggregate of all Registrable Securities held by all such Holders. Registrable Securities shall include any shares of Buyer Common Stock transferred by a Holder pursuant to
Section 9 hereof to any person, provided that such transferee agrees to be bound by the terms of this Declaration.

                  f.       "SEC" means the Securities and Exchange Commission.

         Capitalized terms not otherwise defined herein have the meanings given to them in the Agreement.

         2. Registration. Buyer shall use its commercially reasonable efforts to cause the Registrable Securities to be held by each Holder following the Acquisition to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all commercially reasonable efforts to prepare and file with the SEC promptly after Closing, and shall use its commercially reasonable efforts to cause to become effective by not later than July 30, 1998, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable
Securities; provided, however, that each Holder shall provide all such information and materials to Buyer and take all such action as may be required in order to permit Buyer to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Buyer pursuant to this Declaration. Buyer shall not be required to effect more than one (1) registration under this Declaration. The offering made pursuant to such registration shall not be underwritten.

         3. Postponement of Registration. Notwithstanding Section 2 above, Buyer shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of thirty (30) calendar days after the applicable deadline, if the Board of Directors of Buyer, acting in good faith, determines that there exists material nonpublic information about Buyer which the Board does not wish to disclose in a registration statement (due to the fact that such disclosure may not be in the best interests of Buyer or Buyer's stockholders) which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to
Section 2 above.

         4. Obligations of Buyer. Subject to the limitations of Sections 3, 5 and 11, Buyer shall (i) keep the registration statement filed in accordance with
Section 2 hereof effective until the earlier of (A) sixty (60) days after the date of effectiveness of that registration statement or (B) such time as all Registrable Securities have been sold hereunder; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Buyer shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

         5. Selling Procedures. Any sale of Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof shall be subject to the following conditions and procedures:

                  a. Stockholder Notice: The selling Holder shall provide written notice ("Stockholder Notice") to Buyer no less than five (5) business days prior to such Holder's intended sale.

Within five (5) business days of receipt of the Stockholder Notice, Buyer will inform such Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. Beginning immediately upon receipt of notice from Buyer that the registration statement is current and complies with the Securities Act, such Holder shall then have ten (10) business days to sell the Registrable Securities proposed to be sold, unless the notice from Buyer specifies that no sale may be made until the date of intended sale, as specified in the Stockholder Notice, in which case the Holders must wait until the date of the intended sale to make such sale and Holder shall have ten (10) business days thereafter to make such sale. After such ten (10) day period, the seller shall once again comply with the procedures set forth in this Section 5.a prior to any further sales;

                  b. Updating the Prospectus: If Buyer informs the selling Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, Buyer shall use commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder Notice; provided, however, that for a period of not more than ninety
(90) days (or any number of lesser periods which total not more than ninety (90) days) during any twelve-month period, Buyer shall have the right to delay the preparation of a current prospectus that complies with the Securities Act without explanation to such Holder;

                  c. Blackout Periods: Holders who become employees of Buyer agree to be bound by Buyer's Insider Trading Policy as such may be in effect from time to time for so long as such Holders remain employees of Buyer;

                  d. General: Notwithstanding the foregoing, Buyer shall notify each Holder (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement,
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, Buyer may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by Buyer that the use of the applicable prospectus may be resumed. Buyer shall use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Buyer shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Buyer shall, upon the occurrence of any event contemplated by clause
(iv), prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6. Availability of Form S-3. Buyer represents that it is currently eligible to utilize Form S-3 and agrees that, for a period of one (1) year from the Closing, Buyer will not intentionally take any action which would preclude Buyer's eligibility to use Form S-3.

         7. Expenses. Buyer shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions, in connection with the registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, National Association of Securities Dealers, Inc. and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Buyer's outside counsel and independent accountants.

         8. Reports Under Securities Exchange Act of 1934. Buyer agrees to:

     a. use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act; and

                  b. furnish to each Holder forthwith upon request (i) a written statement by Buyer that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of Buyer and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

         9. Assignment of Registration Rights. The rights of a Holder pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Buyer is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to Buyer pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder, agrees itself to be bound hereby and provides Buyer with such reasonable information as Buyer may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

         10. Amendment of Registration Rights. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of Buyer, amend the registration rights granted hereunder.

         11. Termination. The registration rights set forth in this Declaration shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the date which is one year following the Closing of the Acquisition.

         12. Obligations of Holders. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. Buyer may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of Buyer hereunder.